As filed with the Securities and Exchange Commission on November 15, 2005


                                                     Registration No. 333-108911

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  POST- EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                 UPSNAP, INC. (formerly, MANU FORTI GROUP INC.)

             (Exact Name of Registrant as Specified in its Charter)

    Nevada                                1081                      20-0118697
--------------------------------------------------------------------------------
State of Jurisdiction               Primary Standard               IRS Employer
  of Incorporation              Industrial Classification         Identification
  or Organization                      Code Number                    Number

                                7770 Regents Road
                                  Suite 113-401
                               San Diego, CA 92122
                                 (858) 518-1387
       -------------------------------------------------------------------
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                    offices and principal place of business)

                           Eh? Clerical Services Inc.
                                 3990 Warren Way
                               Reno, Nevada 89509
                                 (775) 338-2598
       ------------------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                               Gregory Katz, Esq.
                            Thelen Reid & Priest LLP
                                875 Third Avenue
                          New York, New York 10022-6225

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (Registration No. 333-108911) (the "Registration Statement") of Upsnap, Inc. (formerly, Manu Forti Group Inc.), a Nevada corporation (the "Company"), is being filed pursuant to Item 512 of Regulation S-B to remove from registration the securities that remain unsold at the end of the offering. The Registration Statement was declared effective on January 28, 2004 for the purpose of registering up to 1,500,000 shares of common stock under the Securities Act of 1933 for resale by the selling stockholders named in the Registration Statement. The selling stockholders sold 1,337,000 shares of common stock pursuant to the Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 163,000 shares which were unsold at the end of the offering.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Upsnap, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Sand Diego, California on November 15, 2005.


                                       Upsnap, Inc.

                                       /S/ Todd M. Pitcher
                                       -----------------------------------------
                                       Acting President, Director and Chief
                                       Financial Officer and Principal
                                       Accounting Officer (Authorized Officer
                                       of the Registrant)


                                       Date:  November 15, 2005


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                       /s/ Justin Frere
                                       Justin Frere, Director
                                       November 15, 2005

                                       /s/ Vincent Smith
                                       Vincent Smith, Director
                                       November 15, 2005

                                       /s/ Todd M Pitcher
                                       Todd M Pitcher, Director
                                       November 15, 2005